Exhibit 99.1

Tectonic Announces $185 Million Private Placement

WATERTOWN, Mass., February 3, 2025 – Tectonic Therapeutic, Inc. (NASDAQ: TECX) (“Tectonic”), today announced that it has entered into a securities purchase agreement for a private investment in public equity financing (the “PIPE”) that is expected to result in gross proceeds of approximately $185.0 million.

Pursuant to the terms of the securities purchase agreement, at the closing of the PIPE, Tectonic will issue an aggregate of 3,689,465 shares of common stock at a price of $50.00 per share to fund investors and $54.14 per share to individual investors that are either an officer or director of Tectonic.

The PIPE financing included participation from new and existing investors, including Adage Capital Partners LP, Ally Bridge Group, Deep Track Capital, EcoR1 Capital, funds managed by Farallon Capital Management, L.L.C., Soleus Capital, StemPoint Capital LP, TAS Partners, Woodline Partners LP, a major mutual fund, a life-sciences focused institutional investor and other investors.

“We are excited to announce this significant financing,” said Alise Reicin, M.D, Chief Executive Officer of Tectonic. “The additional capital will help us further advance our discovery and development of therapeutic proteins and antibodies that modulate the activity of G-protein coupled receptors.”

TD Cowen, Leerink Partners, Piper Sandler and Wells Fargo Securities acted as placement agents for the PIPE.

Tectonic expects to use net proceeds from the PIPE to fund the clinical development of TX45, clinical development of TX2100, discovery platform development as well as for working capital and other general corporate purposes. The PIPE is expected to close on February 5, 2025, subject to the satisfaction of customary closing conditions.

The offer and sale of the shares of common stock to be sold in the PIPE are being made in a transaction not involving a public offering, and the shares have not been registered under the Securities Act of 1933, as amended (the Securities Act), or any applicable state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and such applicable state securities laws. Tectonic has agreed to register the resale of the shares of common stock to be issued in the PIPE with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Tectonic

Tectonic is a biotechnology company focused on the discovery and development of therapeutic proteins and antibodies that modulate the activity of G-protein coupled receptors (“GPCRs”). Leveraging its proprietary technology platform called GEODe™ (GPCRs Engineered for Optimal Discovery), Tectonic is focused on developing biologic medicines that overcome the existing challenges of GPCR-targeted drug discovery and harness the human body to modify the course of disease. Tectonic focuses on areas of significant unmet medical need, often where therapeutic options are poor or nonexistent, as these are areas where new medicines have the potential to improve patient quality of life. Tectonic is headquartered in Watertown, Massachusetts. For more information, please visit www.tectonictx.com and follow on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include statements regarding: the timing, size and completion of the PIPE and the anticipated use of proceeds from the PIPE. These forward-looking statements are based on Tectonic’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause Tectonic’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the potential that success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the impacts of macroeconomic conditions, heightened inflation and uncertain credit and financial markets, on Tectonic’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; Tectonic’s ability to realize the benefits of its collaborations and license agreements; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; and unexpected litigation or other disputes. Other factors that may cause Tectonic’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified under the heading “Risk Factors” in Tectonic’s quarterly report on Form 10-Q filed with the SEC on November 12, 2024, and in other filings that Tectonic makes and will make with the SEC in the future. Tectonic expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Contacts:

Investors:

Dan Ferry

LifeSci Advisors

daniel@lifesciadvisors.com

(617) 430-7576

Media:

Kathryn Morris

The Yates Network

kathryn@theyatesnetwork.com

(914) 204-6412